UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022 (July 26, 2022)

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56370	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(Address of principal executive offices)(Zip Code)

(855) 939-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Appointment of Chief Marketing Officer - Knight

On July 26, 2022, the Company appointed Alissa V. Knight to act as the Company’s Chief Marketing Officer.

Ms. Knight is best known for having been a reformed Blackhat hacker turned content creator, business mogul, and media personality. Following her arrest at 17 for hacking a government network, Ms. Knight was recruited by the U.S. intelligence community where she supported counterinsurgency (COIN) operations as a defense contractor. She is the co-founder of commercial production house Knight Studios, part of the Knight Group owned by her and her wife, Melissa Knight, which own a family of companies under the same brand, Knight Events, Knight Studios, and Knight Ink. Prior to starting Knight Group, Alissa retired at 27 after selling two previous companies in cybersecurity to publicly traded companies in international markets.

Family Relationships

There is no family relationship between Ms. Knight and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plan, Contract, or Arrangement - Knight

In connection with Ms. Knight’s appointment as Chief Marketing Officer, the Company entered into an employment agreement with Ms. Knight dated July 26, 2022 (the “Knight Employment Agreement”) having an effective date of August 1, 2022. Ms. Knight shall be an at-will employee. Ms. Knight is entitled to a base salary of $1.00 per year. Pursuant to the Knight Employment Agreement, Ms. Knight is entitled to earn Performance Share Compensation which shall be determined based on certain achievements “Performance Goals”. For purposes of this Agreement, the Performance Goals shall be the number of new paying subscribers, on an accrued basis, that the Executive is directly responsible for signing during the Term of this Agreement, as outlined in the table below. The Vesting Date shall be the date on which a Performance Goal is met.

Performance Goal # Subscribers on Accumulated Basis	Performance Share Compensation # Shares
Less than 10	Nil
10 Subscribers	100,000
20 Subscribers	100,000
30 Subscribers	100,000
40 Subscribers	100,000
50 Subscribers	100,000
60 Subscribers	100,000
70 Subscribers	100,000
80 Subscribers	100,000
90 Subscribers	100,000
100 Subscribers	100,000

The shares of common stock to be issued by the Company upon vesting will not be registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws.

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The foregoing description of the Knight Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Knight Employment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Tego Cyber Inc. and Alissa V. Knight dated July 26, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: July 28, 2022	By:	/s/Shannon Wilkinson
Shannon Wilkinson
Chief Executive Officer

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